Section 30 and Rule 30d-1(b) under the Investment Company Act of 1940, as amended, requires registered management investment companies to furnish information relating to any matter submitted during the reporting period to a vote of Shareholders of the Trust.

John Hancock Variable Series Trust I solicited a vote at a special meeting of Contract owners/Policyholders held on April 4, 2005 on the following matter:


--------------------------------------------------------------------------------
                                                   FOR      AGAINST    ABSTAIN
--------------------------------------------------------------------------------
To approve, as to the Active Bond Fund,
a proposal to combine the Fund into
the John Hancock Trust.                            86%         5%         9%
--------------------------------------------------------------------------------
To approve, as to the Bond Index Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                92%         3%         5%
--------------------------------------------------------------------------------
To approve, as to the Earnings Growth Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                88%         5%         7%
--------------------------------------------------------------------------------
To approve, as to the Equity Index Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                91%         4%         5%
--------------------------------------------------------------------------------
To approve, as to the Financial Industries
Fund, a proposal to combine the Fund into
the John Hancock Trust.                            89%         4%         7%
--------------------------------------------------------------------------------
To approve, as to the Fundamental Value
Fund, a proposal to combine the Fund into
the John Hancock Trust.                            90%         4%         6%
--------------------------------------------------------------------------------
To approve, as to the Global Bond Fund, a
proposal to combine the Fund into the
John Hancock Trust.                                88%         6%         6%
--------------------------------------------------------------------------------
To approve, as to the Growth & Income Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                86%         6%         8%
--------------------------------------------------------------------------------
To approve, as to the Health Sciences Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                84%         8%         8%
--------------------------------------------------------------------------------
To approve, as to the High Yield Bond Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                87%         5%         8%
--------------------------------------------------------------------------------
To approve, as to the International Equity
Index Fund, a proposal to combine the Fund
into the John Hancock Trust.                       87%         4%         9%
--------------------------------------------------------------------------------
To approve, as to the Large Cap Growth Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                86%         7%         7%
--------------------------------------------------------------------------------
To approve, as to the Large Cap Value Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                87%         7%         6%
--------------------------------------------------------------------------------
To approve, as to the Managed Fund, a
proposal to combine the Fund into the
John Hancock Trust.                                85%         6%         9%
--------------------------------------------------------------------------------
To approve, as to the Mid Cap Growth Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                84%         8%         8%
--------------------------------------------------------------------------------
To approve, as to the Mid Cap Value B Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                88%         6%         6%
--------------------------------------------------------------------------------
To approve, as to the Money Market Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                85%         7%         8%
--------------------------------------------------------------------------------
To approve, as to the Overseas Equity B Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                90%         5%         5%
--------------------------------------------------------------------------------
To approve, as to the Real Estate Equity Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                88%         6%         6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   FOR      AGAINST    ABSTAIN
--------------------------------------------------------------------------------
To approve, as to the Short-Term Bond Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                86%         3%        11%
--------------------------------------------------------------------------------
To approve, as to the Small Cap Emerging
Growth Fund, a proposal to combine the Fund
into the John Hancock Trust.                       89%         5%         6%
--------------------------------------------------------------------------------
To approve, as to the Small Cap Value Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                86%         6%         8%
--------------------------------------------------------------------------------
To approve, as to the Total Return Bond Fund,
a proposal to combine the Fund into the
John Hancock Trust.                                91%         2%         7%
--------------------------------------------------------------------------------